CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement of DWS Allocation Series (formerly Scudder Pathway Series) on Form N-1A ("Registration Statement") of our report dated October 26, 2006 relating to the financial statements and financial highlights which appear in the August 31, 2006 Annual Report to Shareholders of DWS Allocation Series: Conservative Allocation Fund, Moderate Allocation Fund, Growth Allocation Fund and Growth Plus Allocation Fund (formerly Scudder Pathway Series: Pathway Conservative Portfolio, Pathway Moderate Portfolio, Pathway Growth Portfolio, and Pathway Growth Plus Portfolio), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements" and "Independent Registered Public Accounting Firm and Reports to Shareholders" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 13, 2006